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                                                                    EXHIBIT 4.15


THIS WARRANT AND THE COMMON STOCK OF WORLD COMMERCE ONLINE, INC., (THE "COMPANY") ISSUABLE UPON CONVERSION HEREOF (UNTIL SUCH TIME AS SUCH COMMON STOCK IS REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES STATUTE, AND NO SALE, TRANSFER, OR OTHER DISPOSITION OF ANY INTEREST HEREIN MAY BE MADE UNLESS, IN THE WRITTEN OPINION OF COUNSEL TO THE COMPANY, SUCH TRANSFER WOULD NOT VIOLATE OR REQUIRE REGISTRATION UNDER ANY SUCH STATUTE.

                                     WARRANT

                           To Purchase Common Stock of

                           WORLD COMMERCE ONLINE, INC.

        This is to certify that, for value received, ANSWERTHINK CONSULTING GROUP, INC. ("ANSWERTHINK"), a Florida corporation (together with its permitted assigns, "Holder"), is hereby granted, as of March 29, 2000 (the "Grant Date"), a warrant to purchase from World Commerce Online, Inc., a Delaware corporation (the "Company"), up to 95,000 duly authorized, validly issued, fully-paid and nonassessable shares (the "Shares") of common stock, par value $.001 per share, of the Company ("Common Stock"), at the Current Warrant Price (as hereinafter defined) in lawful money of the United States of America, subject to the terms and conditions set forth herein. The purchase price hereunder at any time of a single share of Common Stock is referred to herein as the "Current Warrant Price." Initially, and until adjustment in the manner hereinafter provided, the Current Warrant Price with respect to such 95,000 shares shall be $18.00 PER SHARE. The Warrant shall vest and become exercisable in installments. To the extent that the Warrant has vested and become exercisable with respect to a number of Shares as provided below, the Warrant may thereafter be exercised by the Holder, in whole or in part, at any time or from time to time prior to four
(4) years after the Grant Date.

        The following table indicates each date (the "Vesting Date") upon which the Holder shall be entitled to exercise the Warrant with respect to the number of Shares granted as indicated beside the date, provided that the Consulting Agreement between the Company and ANSWERTHINK entered into as of August 11, 1999 (the "Consulting Agreement") is in full force and effect and has not been terminated prior to any applicable Vesting Date.

                  Number of Shares         Vesting Date
                  ----------------         ------------
                  40,000 Shares            June 30, 2000

                  55,000 Shares            September 30, 2000

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in any period prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon termination of the Consulting Agreement, any unvested portion of the Warrant shall terminate and be null and void. The number of shares of Common Stock purchasable hereunder and the Current Warrant Price are subject to adjustment from time to time in the manner provided in Article 3 below. Certain terms in this Warrant are defined in
Article 4 below.



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                                    ARTICLE 1
                              EXERCISE OF WARRANTS

         SECTION 1.1. METHOD OF EXERCISE. Subject to the provisions of Article 3 below, to exercise this Warrant in whole or in part, the Holder shall deliver to the Company at the Warrant Office designated pursuant to Section 2.1: (i) a written notice, in substantially the form of the Subscription Notice appearing at the end of this Warrant, of such Holder's election to exercise this Warrant, which notice shall specify the number of shares of Common Stock to be purchased;
(ii) a certified or official bank check payable to the order of the Company in an amount equal to the aggregate Current Warrant Price of the number of shares of Common Stock being purchased; and (iii) this Warrant. The Company shall as promptly as practicable, and in any event within 10 days after receipt by the Company of such notice, execute and deliver or cause to be executed and delivered, in accordance with said notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. The stock certificate or certificates so delivered shall be in the denomination as may be specified in said notice and shall be issued in the name of such holder or such other name as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares as of the date the consideration specified for such shares is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant evidencing the rights of such holder to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the same returned to such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of such stock certificates and any new Warrant, except that, in case such stock certificates or new Warrant shall be registered in a name or names other than the name of the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates or any new Warrant shall be paid by the holder hereof at the time of delivering the notice of exercise mentioned above or promptly upon receipt of a written request of the Company for payment of the same.

         SECTION 1.2. WARRANT SHARES TO BE FULLY PAID AND NONASSESSABLE. All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if the Common Stock is then listed on a securities exchange, shall be duly listed thereon, subject to registration under the Exchange Act.

         SECTION 1.3. NO FRACTIONAL SHARES TO BE ISSUED, The Company shall not be required upon any exercise of this Warrant to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay Holder cash in an amount equal to a corresponding fraction (calculated to the nearest 1/100 of a share) of the Current Market Price of one share of Common Stock as of the date of receipt by the Company of notice of exercise of this Warrant.

         SECTION 1.4. LEGEND ON WARRANT SHARES. Each certificate for shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the laws of any state and may not be sold or otherwise transferred except


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pursuant to an effective registration statement or the written opinion of counsel to World Commerce Online, Inc., that such registration is not required.

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of: (i) a public distribution pursuant to a registration statement; or (ii) an exempt sale pursuant to Rule 144 or Rule 144A under the Act of the securities represented thereby) shall also bear such legend.

                                    ARTICLE 2
                       WARRANT OFFICE; OWNERSHIP, TRANSFER
                                   OF WARRANT

         SECTION 2.1. WARRANT OFFICE. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 9677 Tradeport Drive, Orlando, Florida 32827, and may subsequently be such other office of the Company or of any transfer agent of the Common Stock in the continental United States as to which written notice has previously been given to all of the Warrantholders.

         SECTION 2.2. OWNERSHIP OF WARRANT. The Company may deem and treat the person in whose name this Warrant is initially registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of evidence satisfactory to the Company that this Warrant has been transferred as provided in Section 2.3.

         SECTION 2.3. TRANSFER OF WARRANT. This Warrant and all rights hereunder may not be alienated, assigned, pledged or otherwise transferred, in whole or in part, other than by Holder to an Affiliate of Holder, and any attempt to make any transfer other than by Holder to an Affiliate shall be null and void. The term "Affiliate" shall mean, with respect to Holder, any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Holder.

                                    ARTICLE 3
                            ANTI-DILUTION PROVISIONS

         SECTION 3.1. ADJUSTMENT OF CURRENT WARRANT PRICE AND NUMBER OF SHARES PURCHASABLE. The Current Warrant Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall be subject to adjustment from time to time as hereinafter provided in this Article 3. Upon each adjustment of the Current Warrant Price, the holder of this Warrant shall thereafter be entitled to purchase at the Current Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest whole share) of Common Stock calculated by multiplying the Current Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Current Warrant Price resulting from such adjustment.

         SECTION 3.2. EFFECT OF "SPLIT-UPS" AND STOCK DIVIDENDS. In case at any time or from time to time the Company shall subdivide or combine as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater or lesser number of shares of Common Stock, with or without par value, the Current Warrant Price shall be reduced or increased (as applicable) proportionately. The issuance of such a stock dividend shall be treated as a subdivision of the whole


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number of shares of Common Stock outstanding immediately prior to such dividend into a number of shares equal to such whole number of shares so outstanding plus the number of shares issued as a stock dividend. Upon any such adjustment, the number of shares shall be rounded upward to the nearest whole share.

                                    ARTICLE 4
                               CERTAIN DEFINITIONS

         For all purposes of this Warrant, unless the context otherwise requires, the following terms shall have the following respective meanings:

         "Act": the Securities Act of 1933, as amended from time to time, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Commission": the Securities and Exchange Commission, or any other federal agency then administering the Act.

         "Current Market Price": the "Closing Price" (as defined below) of the Common Stock on the last business day immediately preceding any date of reference. For the purpose of determining Current Market Price, the "Closing Price" of the Common Stock on any business day shall be: (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, the last reported sale price of Common Stock on such exchange; (ii) if the Common Stock is listed or admitted for trading on any tier of The Nasdaq Stock Market, the last reported sale price of Common Stock on such tier; or
(iii) if the Common Stock is traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock as quoted on the OTC Bulletin Board.

         "Current Warrant Price" (per share of Common Stock at any date): the price at which one share of Common Stock may be purchased hereunder at any time. The Current Warrant Price is subject to adjustment from time to time pursuant to
Article 3 above.

         "Exchange Act": the Securities Exchange Act of 1934, as amended from time to time, or any successor federal statute, and the rules and regulations of the Commission thereunder.

         "Outstanding": when used with reference to Common Stock at any date, all issued shares of Common Stock (including, but without duplication, shares deemed issued pursuant to Article 3 above) at such date, except shares then held in the treasury of the Company.

         "Person": an individual, corporation, partnership, joint venture, trust estate, unincorporated organization or government or an agency or political subdivision thereof.

         "Total Warrants": the sum of the aggregate number of shares of: (i) Common Stock purchasable by the holder(s) upon exercise of the Warrant then outstanding; and (ii) Warrant Shares which had been issued pursuant to the exercise the Warrant.

         "Warrant Office": see Section 2.1 above.

         "Warrant Shares": the shares of Common Stock purchasable or purchased by the Warrantholder upon the exercise of the Warrant.


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         "Warrantholder": the registered holder of the Warrant or any related
Warrant Shares.

         "Warrant": the warrant issued by the Company hereunder evidencing the right to purchase an aggregate of 95,000 shares of Common Stock and all warrants issued in substitution or subdivision hereof.

                                    ARTICLE 5
                        CERTAIN COVENANTS OF THE COMPANY

         The Company represents, warrants, covenants and agrees that:

         (a) It will reserve and set apart and have at all times, free from preemptive rights, a number of shares of authorized but unissued Common Stock or other securities or property deliverable upon the exercise of this Warrant sufficient to enable it at any time to fulfill all its obligations thereunder;

         (b) Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value of the shares of Common Stock issuable upon exercise of this Warrant, it will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price;

         (c) If any shares of Common Stock required to be reserved for the purposes of the exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be;

         (d) This Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

                                    ARTICLE 6
                         CERTAIN COVENANTS OF THE HOLDER

         The Holder represents, warrants, covenants and agrees that:

         (a) This transaction is exempt from the Act and, accordingly neither the Warrant nor the Warrant Shares have been registered under the Act; they are acquiring the Warrant and Warrant Shares for investment purposes only and not with a view to or for resale in connection with any distribution of the Warrant or Warrant Shares, nor with any present intention of distribution (within the meaning of the Act) of the Warrant or Warrant Shares; because the Warrant and Warrant Shares will not have been registered under the Act, the Company will not permit the transfer of such shares without registration under the Act, or upon the issuance to the Company of a favorable opinion of its counsel to the effect that such transfer, whether pursuant to Rule 144 of the Act or otherwise, shall not be in violation of the Act, and any applicable state security laws; and the share certificates representing the Warrant Shares will be issued with a restrictive legend providing notice of such restriction;

         (b) Holder has had an opportunity to ask questions of, and receive answers from, appropriate officers and representatives of the Company concerning the terms and conditions of the


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issuance of this Warrant and the Warrant Shares and to obtain any additional information concerning the Company which they have requested; and

         (c) The Company has made available for inspection by them various documents connected with the Company's business and has not refused in any way to permit them to inspect any document requested by them to be inspected.

                                    ARTICLE 7
                                     NOTICE

        Any notice or other document required to be given or delivered to the Warrantholder shall be delivered at, or sent by certified or registered mail to Holder at the last address shown on the books of the Company maintained at the Warrant Office for the registration of the Warrants or at any more recent address of which Warrantholder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to holders of record of outstanding Warrant Shares shall be delivered at, or sent by certified or registered mail to, each such holder at such holder's address as the same appears on the stock records of the Company. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 9677 Tradeport Drive, Orlando, Florida 32827, or such other address within the United States of America as shall have been furnished by the Company to the Warrantholders and the holders of record of Warrant Shares. Any notice or other document sent by certified or registered mail, return receipt requested, shall be deemed to have been delivered and received when sent if the receipt is appropriately completed and returned. Notices or documents delivered in any other manner than as set forth above shall be deemed to have been delivered only when and if received.

                                    ARTICLE 8
                            LIMITATIONS OF LIABILITY;
                                NOT STOCKHOLDERS

        No provision of this Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notice other than as herein expressly provided in respect of meetings of stockholders for the election of directors of the Company or any other matter whatsoever as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of any Warrant Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                                    ARTICLE 9
                       LOSS, DESTRUCTION, ETC. OF WARRANTS

        Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Warrant, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. Any Warrant issued under the provisions of this
Article 9 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company.


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                                   ARTICLE 10
                                  LAW GOVERNING

         This Warrant shall be governed by, and construed and enforced in accordance with, the law of the State of Florida, without reference to its choice of law principles.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name effective as of the 29th day of March, 2000.


                                WORLD COMMERCE ONLINE, INC.



                                By:  /s/      Robert Shaw
                                    -------------------------------------
                                    Robert Shaw
                                    President and Chief Executive Officer



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                               SUBSCRIPTION NOTICE


World Commerce Online, Inc.

        The undersigned, the holder of the foregoing Warrant, hereby elects to exercise purchase rights represented by said Warrant for, and to purchase thereunder, _______ shares of the Common Stock covered by said Warrant and (a) herewith makes payment in full therefor of $___________ by certified or official bank check payable to the order of the Company; and (b) requests (1) that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________________, whose address is
________________________________ and (2) if such shares shall not include all of the shares issuable as provided in said Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.



                                                      -------------------------
                                                      Signature Guaranteed:

Dated:
       ---------------------



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